Exhibit 3.3

Bye-laws of

Viking Holdings Ltd

Adopted on: [  ] 2024

Clarendon House, 2 Church Street

Hamilton HM 11, Bermuda

conyers.com

TABLE OF CONTENTS

INTERPRETATION		1

1.	Definitions	1

SHARES		6

2.	Power to Issue Shares	6

3.	Power of the Company to Purchase its Shares	6

4.	Rights Attaching to Shares	6

5.	Calls on Shares	8

6.	Share Certificates	8

7.	Fractional Shares	9

REGISTRATION OF SHARES		9

8.	Register of Members	9

9.	Registered Holder Absolute Owner	10

10.	Transfer of Registered Shares	10

11.	Transmission of Registered Shares	11

ALTERATION OF SHARE CAPITAL		11

12.	Power to Alter Capital	11

13.	Variation of Rights Attaching to Shares	12

DIVIDENDS AND CAPITALISATION		12

14.	Dividends	12

15.	Power to Set Aside Profits	12

16.	Method of Payment	13

17.	Capitalisation	13

MEETINGS OF MEMBERS		14

18.	Annual General Meetings	14

19.	Special General Meetings	14

20.	Requisitioned General Meetings	14

21.	Notice	14

22.	Giving Notice and Access	15

23.	Postponement or Cancellation of General Meeting	15

24.	Electronic Participation and Security in Meetings	16

25.	Quorum at General Meetings	16

26.	Chairperson to Preside at General Meetings	16

27.	Voting on Resolutions	16

28.	Power to Demand a Vote on a Poll	17

29.	Voting by Joint Holders of Shares	18

30.	Instrument of Proxy	18

31.	Representation of Corporate Member	19

32.	Adjournment of General Meeting	19

33.	Written Resolutions	19

34.	Directors Attendance at General Meetings	20

DIRECTORS AND OFFICERS		20

35.	Election of Directors	20

36.	Number of Directors	21

37.	Term of Office of Directors	21

38.	Alternate Directors	21

39.	Removal of Directors	22

40.	Vacancy in the Office of Director	23

41.	Remuneration of Directors	23

42.	Defect in Appointment	23

43.	Directors to Manage Business	24

44.	Powers of the Board of Directors	24

45.	Register of Directors and Officers	25

46.	Appointment of Officers	25

47.	Appointment of Secretary	25

48.	Duties of Officers	25

49.	Remuneration of Officers	25

50.	Conflicts of Interest	25

51.	Indemnification and Exculpation of Directors and Officers	26

MEETINGS OF THE BOARD OF DIRECTORS		28

52.	Board Meetings	28

53.	Notice of Board Meetings	28

54.	Electronic Participation in Meetings	28

55.	Representation of Corporate Director	29

56.	Quorum at Board Meetings	29

57.	Board to Continue in the Event of Vacancy	29

58.	Chairperson to Preside	29

59.	Written Resolutions	29

60.	Validity of Prior Acts of the Board	29

CORPORATE RECORDS		30

61.	Minutes	30

62.	Place Where Corporate Records Kept	30

63.	Form and Use of Seal	30

ACCOUNTS		30

64.	Records of Account	30

65.	Financial Year End	31

AUDITS		31

66.	Annual Audit	31

67.	Appointment of Auditor	31

68.	Remuneration of Auditor	31

69.	Duties of Auditor	31

70.	Access to Records	31

71.	Financial Statements and the Auditor’s Report	32

72.	Vacancy in the Office of Auditor	32

BUSINESS COMBINATIONS		32

73.	Business Combinations	32

VOLUNTARY WINDING-UP AND DISSOLUTION		32

74.	Winding-Up	32

CHANGES TO CONSTITUTION		32

75.	Changes to Memorandum of Association and Bye-laws	32

76.	Discontinuance	33

77.	Exclusive Forum	33

Viking Holdings Ltd

INTERPRETATION

1.	DEFINITIONS

1.1.	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

“Act”	the Companies Act 1981;

“Action”	any legal action, suit, proceeding or claim;

“Affiliate”	in relation to a body corporate, its Subsidiaries, Holding Companies and Subsidiaries of its Holding Companies; in relation to partnerships, its partners; and, in each case, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, including any officer or director of such person;

“Alternate Director”	an alternate director appointed in accordance with these Bye-laws;

“Auditor”	any individual, company or partnership appointed to audit the accounts of the Company pursuant to Bye-law 67;

“Board”	the Company’s board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Bye-laws which shall act by resolutions adopted by the directors in writing or at a meeting of directors at which there is a quorum, in each case, in accordance with the Act and these Bye-laws;

“Company”	the company for which these Bye-laws are approved and confirmed;

“Director”	a director of the Company appointed and serving on the Board in accordance with these Bye-laws and, except to the extent expressly provided otherwise in these Bye-laws, shall include an Alternate Director;

Viking Holdings Ltd

“Family Member”	with respect to any natural person, the spouse, domestic partner or spousal equivalent (but only for so long as such person is a spouse, domestic partner or spousal equivalent), parents, grandparents, lineal descendants, siblings, and lineal descendants of siblings of such natural person. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor;

“IPO Date”	the date on which the Company’s registration statement on Form 8-A in connection with the initial public offering of the Ordinary Shares of the Company on the New York Stock Exchange becomes effective;

“Member”	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

“notice”	a notice delivered in accordance with the requirements set forth in these Bye-laws;

“Officer”	any person appointed by the Board to hold an office in the Company and serving in such office, in each case, in accordance with these Bye-laws;

“Ordinary Shares”	the meaning given in Bye-law 4.1;

“Permitted Entity”	with respect to any Qualified Member, (i) a Permitted Trust solely for the benefit of (a) such Qualified Member, (b) one or more Family Members of such Qualified Member or (c) any other Permitted Entity of such Qualified Member; (ii) any Affiliate of such Qualified Member; (iii) any company, corporation, partnership, limited liability company or other entity whose equity interests are owned, directly or indirectly, solely by such Qualified Member or one or more Family Members of such Qualified Member; (iv) a revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Member, (a) during

Viking Holdings Ltd

the lifetime of the natural person grantor of such trust or (b) following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust; and (v) the estate of such Qualified Member and, solely to the extent the executor of such estate is acting in such capacity, the executor or other personal representative of the estate of such Qualified Member upon the death of such Qualified Member. A Permitted Entity of a Qualified Member shall not cease to be a Permitted Entity of that Qualified Member solely by reason of the death of that Qualified Member;

“Permitted Transferee”	with respect to any Qualified Member, (i) a Family Member of such Qualified Member, (ii) a Permitted Entity of such Qualified Member and (iii) in the case of a Transfer by a Permitted Entity of such Qualified Member, such Qualified Member or a Family Member or any other Permitted Entity of such Qualified Member;

“Permitted Trust”	with respect to any Qualified Member, a bona fide trust where each trustee is (i) such Qualified Member, (ii) a Family Member of such Qualified Member or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, and bank trust departments;

“Qualified Member”	(i) the record holder of a Special Share as of the IPO Date; (ii) each person who, prior to the IPO Date, Transferred Special Shares to a Permitted Entity that is or becomes a Qualified Member; (iii) each person who Transferred Special Shares to a Permitted Entity that is or becomes a Qualified Member; and (iv) a Permitted Transferee;

“Register of Directors and Officers”	the register of directors and officers referred to in these Bye-laws;

“Register of Members”	the register of members referred to in these Bye-laws;

Viking Holdings Ltd

“Resident Representative”	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

“Secretary”	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

“Shares”	Ordinary Shares or Special Shares;

“Special Majority”	a resolution of the Members to be approved by a majority vote of three-fourths (75%) of those voting at a meeting and the quorum necessary for such meeting shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the Company;

“Special Shares”	the meaning given in Bye-law 4.1;

“Subsidiary”	with respect to the Company, (a) any company more than fifty percent (50%) of whose shares of any class or classes having by terms thereof ordinary voting power to elect a majority of the directors of such company (irrespective of whether or not at the time shares of any class or classes of such company shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company or one or more Subsidiaries of the Company and (b) any partnership, association, joint venture or other entity in which, at the time, the Company or one or more Subsidiaries of the Company have more than a fifty percent (50%) equity interest therein;

“Transfer”	any direct or indirect, voluntary or involuntary transfer, sale, gift, pledge, hypothecation, assignment or other disposition (including any disposition by operation of law, including by way of merger, amalgamation, division or consolidation) as appropriate in the context; and

“Treasury Share”	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

Viking Holdings Ltd

1.2.	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	the words “include”, “includes”, and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import;

(f)	a reference to a statute or statutory provision shall be deemed to include any amendment or re-enactment thereof;

(g)	the phrase “issued and outstanding” in relation to shares, means, as of any date, shares in issue on such date, other than shares that, as of such date, are Treasury Shares;

(h)	references to “series” shall be interchangeable with references to “classes” and references to “Members” shall be interchangeable with references to “shareholders”;

(i)	the word “corporation” means a corporation whether or not a company within the meaning of the Act;

(j)

the term “person” means any individual, partnership, joint venture, corporation, association, trust or other enterprise, and shall be deemed to include such person’s permitted successors and assigns; and

(k)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3.

In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other electronic documents or documents transmitted by way of electronic transmission and other modes of representing words in visible form.

1.4.	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

Viking Holdings Ltd

SHARES

2.	POWER TO ISSUE SHARES

2.1.

Subject to these Bye-laws, to any applicable rules of the stock exchange on which the Company’s shares are listed and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any authorised but unissued shares on such terms and conditions as it may determine and any shares or class or series of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may prescribe.

2.2.

Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.	POWER OF THE COMPANY TO PURCHASE ITS SHARES

3.1.	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2.	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	RIGHTS ATTACHING TO SHARES

4.1.

At the date these Bye-laws are adopted, the authorised share capital of the Company is divided into two classes: (i) 1,329,120,000 ordinary shares of par value US$0.01 each (the “Ordinary Shares”) and (ii) 156,000,000 special shares of par value US$0.01 each (the “Special Shares”).

4.2.	The holders of Ordinary Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to any other class of shares):

(a)	be entitled to one (1) vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare, pari passu with the holders of the Special Shares;

(c)

in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company, pari passu with the holders of the Special Shares; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

Viking Holdings Ltd

4.3.	The holders of the Special Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to any other class of shares):

(a)	be entitled to ten (10) votes per share;

(b)	be entitled to such dividends as the Board may from time to time declare, pari passu with the holders of the Ordinary Shares;

(c)

in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company, pari passu with the holders of the Ordinary Shares; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.4.	The Special Shares shall be convertible into Ordinary Shares as follows:

(a)

each Special Share is convertible into one (1) Ordinary Share at the option of the holder at any time upon written notice to the Company by the Member duly registered as the holder of such Special Share; and

(b)

each Special Share shall automatically convert into one (1) Ordinary Share upon the earliest to occur of (i) the date of any Transfer thereof, other than to a Permitted Transferee; or (ii) the date on which the number of then issued and outstanding Special Shares cease to represent, in the aggregate, at least 10% of the total number of Special Shares and Ordinary Shares then issued and outstanding.

4.5.

The Company shall at all times keep available out of its authorised but unissued Ordinary Shares solely for the purpose of effecting the conversion of Special Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Special Shares. Any Special Shares that are converted into Ordinary Shares shall be cancelled and may not be reissued.

4.6.

Except as otherwise expressly provided herein, Ordinary Shares and Special Shares shall have the same rights, powers and privileges and shall rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Company), share ratably and be identical in all respects as to all matters. Except as otherwise expressly provided herein or required by applicable law, the holders of Ordinary Shares and Special Shares shall vote together as a single class on all matters submitted to a vote of the Members.

4.7.

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing the right to purchase or otherwise acquire any shares, option rights, securities having conversion, exercise or option rights, or obligations, in each case, on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons from owning or offering to acquire a specified number or percentage of the issued

Viking Holdings Ltd

Ordinary Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving such shares, option rights, securities having conversion or option rights, or obligations of the Company.

4.8.

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	CALLS ON SHARES

5.1.

The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2.	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.3.	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.

6.	SHARE CERTIFICATES

6.1.

Subject to the provisions of this Bye-law 6 and save in respect of those shares that the Board has determined to be uncertificated shares, every Member shall be entitled to request a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and the class and, if applicable, series of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

6.2.	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

6.3.

If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

6.4.	Notwithstanding any provisions of these Bye-laws:

Viking Holdings Ltd

(a)

the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)

unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

6.5.

The Board shall, subject always to the Act, any other applicable laws and regulations and the requirements of any relevant system and these Bye-laws, have the power to implement or approve any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of interest in shares of the Company in the form of depositary interests or similar interests, instruments or securities, and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof of the shares represented thereby. The Board may from time to time take such actions and do such things as it may, in its absolute discretion, think fit in relation to the operation of any such arrangements, including without limitation, implementing voting procedures in respect thereof.

7.	FRACTIONAL SHARES

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

8.	REGISTER OF MEMBERS

8.1.

The Board shall cause to be kept in one or more books (including an electronic record) a Register of Members and shall enter therein the particulars required by the Act. Subject to the provisions of the Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit regarding the keeping of such registers. The Board may authorise any share on the Register of Members to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register of Members is maintained in accordance with the Act.

Viking Holdings Ltd

8.2.

The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

9.	REGISTERED HOLDER ABSOLUTE OWNER

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

10.	TRANSFER OF REGISTERED SHARES

10.1.

A Member may Transfer all or a portion of its shares to any person, subject to compliance with the Act and these Bye-laws. For any Member that is a trust, a change in the trustee of such Member shall not constitute a Transfer.

10.2.

An instrument of transfer shall be in writing in such form as the Board may accept. Shares may be transferred without a written instrument if transferred in accordance with Section 48 of the Act or, if not inconsistent with the Act, pursuant to Bye-law 10.9.

10.3.

Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee; provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

10.4.

The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

10.5.

The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

10.6.

The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. The Board shall have the authority to request from any Member, and such Member shall provide, such information as the Board may reasonably request for the purpose of determining whether the transfer of any share requires such consent, authorisation, or permission and whether the same has been obtained.

Viking Holdings Ltd

10.7.

If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

10.8.	Notwithstanding the foregoing, shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

10.9.

Notwithstanding anything to the contrary in Bye-laws 10.2 to 10.8, shares that are listed or admitted to trading on an appointed stock exchange (and shares of a different class that will, upon transfer, be shares of the same class as shares listed on the appointed stock exchange) may be transferred in accordance with the rules and regulations of such exchange.

11.	TRANSMISSION OF REGISTERED SHARES

11.1.

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any right or title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

11.2.

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in such form as the Board may accept.

11.3.	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.

11.4.

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

12.	POWER TO ALTER CAPITAL

12.1.

The Company may, if authorised by resolution of the Members, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

Viking Holdings Ltd

12.2.	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

13.	VARIATION OF RIGHTS ATTACHING TO SHARES

If, at any time, the share capital is divided into different classes or series of shares, the rights attached to any class or series with issued and outstanding shares (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths (75%) of the issued and outstanding shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of such class or series, at which meeting the necessary quorum shall be at least two (2) persons at least holding or representing by proxy at least one-third (33.3%) of the issued and outstanding shares of such class or series. The rights conferred upon the holders of the shares of any class or series shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by (i) an alteration of the share capital of the Company in accordance with Bye-law 13; (ii) the creation or issue of further shares ranking pari passu with, or subsequent to, that share or class of shares; and (iii) the purchase or redemption by the Company of any of its own shares.

DIVIDENDS AND CAPITALISATION

14.	DIVIDENDS

14.1.

The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie, in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

14.2.	The Board may fix any date as the record date for determining the holders of record of any class or series of shares entitled to receive any dividend declared by the Board.

14.3.	The Company may pay dividends to holders of any class or series of shares in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

14.4.

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

15.	POWER TO SET ASIDE PROFITS

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

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16.	METHOD OF PAYMENT

16.1.

Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid to the record holder of such shares by such means as the Board may determine, which may include cheque or bank draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the Member may direct in writing, or by wire or other electronic transfer to such account as the Member may direct in writing.

16.2.

In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or bank draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may direct in writing, or by transfer to such account as the joint holders may direct in writing. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

16.3.	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

16.4.

Any dividend or other moneys payable in respect of a share which has remained unclaimed for six (6) years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

16.5.

The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or draft.

17.	CAPITALISATION

17.1.

The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

17.2.

The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

Viking Holdings Ltd

MEETINGS OF MEMBERS

18.	ANNUAL GENERAL MEETINGS

An annual general meeting shall be held in each year at such time and place as the chief executive officer, president or the chairperson of the Company (if any) or any two Directors or any Director and the Secretary or the Board shall appoint.

19.	SPECIAL GENERAL MEETINGS

The chief executive officer, president or the chairperson of the Company (if any) or any two Directors or any Director and the Secretary or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

20.	REQUISITIONED GENERAL MEETINGS

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth (10%) of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting in accordance with the Act.

21.	NOTICE

21.1.

At least ten (10) days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as reasonably practicable, the other business to be conducted at the meeting.

21.2.

At least ten (10) days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

21.3.	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to attend and vote at any general meeting.

21.4.

Subject to any applicable rules of the stock exchange on which the Company’s shares are listed at the time of giving notice of any general meeting, a general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) a majority in number of the Members having the right to attend and vote at the meeting, and, in the case of a special general meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat.

21.5.

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Viking Holdings Ltd

22.	GIVING NOTICE AND ACCESS

22.1.	Subject to the rules of the stock exchange on which the Company’s shares are listed, any notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)

by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)

by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)

by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

22.2.

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

22.3.

In proving service under paragraphs 22.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

22.4.

Where a Member indicates his or her consent (in a form and manner satisfactory to the Board), to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

23.	POSTPONEMENT OR CANCELLATION OF GENERAL MEETING

The Secretary may, and on the instruction of the chief executive officer, chairperson or president of the Company or the Board, the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to the Members before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to each Member in accordance with these Bye-laws.

Viking Holdings Ltd

24.	ELECTRONIC PARTICIPATION AND SECURITY IN MEETINGS

24.1.

The Board may (but shall not be required to) determine in connection with any general meeting that Members may participate in such general meeting by such telephonic, electronic or other communication facilities or means as determined by the Board, so long as such means permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

24.2.

The Board may, and at any general meeting, the chairperson of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairperson of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

25.	QUORUM AT GENERAL MEETINGS

25.1.

At any general meeting two or more persons present throughout the meeting and representing in person or by proxy a majority of the total voting rights of all issued and outstanding shares in the Company shall form a quorum for the transaction of business.

25.2.

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

26.	CHAIRPERSON TO PRESIDE AT GENERAL MEETINGS

Unless otherwise agreed by a majority of those attending and entitled to vote at a general meeting, the chairperson of the Company, if there be one who is present, and if not, the chief executive officer of the Company, if there be one who is present, and if not, the president of the Company, if there be one who is present, shall act as chairperson of such meeting. In their absence a chairperson of the meeting shall be appointed or elected by those who are present at the meeting and entitled to vote.

27.	VOTING ON RESOLUTIONS

27.1.

Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting at which a quorum is present shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

Viking Holdings Ltd

27.2.	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

27.3.

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands of Members holding shares entitled to vote thereon and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member holding shares entitled to vote thereon present in person and every person holding a valid proxy at such meeting for shares entitled to vote thereon shall cast such number of votes as their shares entitle them to vote by raising his or her hand.

27.4.

In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairperson of the meeting shall direct the manner in which such Member may cast his or her vote on a show of hands.

27.5.

At any general meeting if an amendment is proposed to any resolution under consideration and the chairperson of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

27.6.

At any general meeting a declaration by the chairperson of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

28.	POWER TO DEMAND A VOTE ON A POLL

28.1.	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairperson of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)

any Member or Members present in person or represented by proxy and holding between them not less than one-tenth (10%) of the total voting rights of all the Members having the right to vote at such meeting; or

(d)

any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth (10%) of the total amount paid up on all such shares conferring such right.

Viking Holdings Ltd

28.2.

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairperson of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

28.3.

A poll demanded for the purpose of electing a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairperson (or acting chairperson) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

28.4.

Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his or her vote in such manner as the chairperson of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by one or more scrutineers appointed by the Board or, in the absence of such appointment, by a committee of not less than two Members or proxy holders appointed by the chairperson of the meeting for the purpose, and the result of the poll shall be declared by the chairperson of the meeting.

29.	VOTING BY JOINT HOLDERS OF SHARES

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

30.	INSTRUMENT OF PROXY

30.1.	An instrument appointing a proxy shall be in writing in such form as the chairperson of the meeting shall accept.

30.2.

The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy which is not received in the manner so permitted shall be invalid.

Viking Holdings Ltd

30.3.	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his or her behalf in respect of different shares.

30.4.	The decision of the chairperson of any general meeting as to the validity of any appointment of a proxy shall be final.

31.	REPRESENTATION OF CORPORATE MEMBER

31.1.

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

31.2.

Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

32.	ADJOURNMENT OF GENERAL MEETING

32.1.

The chairperson of a general meeting at which a quorum is present may, with the consent of the Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy) adjourn the meeting.

32.2.	The chairperson of a general meeting may adjourn the meeting to another time and place without the consent or direction of the Members if it appears to him that:

(a)	it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

32.3.

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

33.	WRITTEN RESOLUTIONS

33.1.

Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class or series of the Members may be done without a meeting by written resolution in accordance with this Bye-law.

Viking Holdings Ltd

33.2.

Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

33.3.

A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

33.4.	A resolution in writing may be signed in any number of counterparts.

33.5.

A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class or series of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

33.6.	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

33.7.	This Bye-law shall not apply to the following (each of which must be voted upon by Members at a meeting of Members entitled to vote thereon at which a quorum is present):

(a)	a resolution passed to remove an Auditor from office before the expiration of his or her term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his or her term of office.

33.8.

For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

34.	DIRECTORS’ ATTENDANCE AT GENERAL MEETINGS

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

35.	ELECTION OF DIRECTORS

35.1.

Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Any Member holding not less than five percent (5%) of the total voting rights of the issued and outstanding shares of the Company or the Board may propose any person for election as a Director. Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his or her willingness to serve as a Director. Where a Director is to be elected:

Viking Holdings Ltd

(a)

at an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary, the notice must be given not later than ten (10) days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made; and

(b)

at a special general meeting, such notice must be given not later than ten (10) days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made.

35.2.

Where persons are validly proposed for re-election or election as a Director, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

35.3.	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

36.	NUMBER OF DIRECTORS

As at the date of adoption of these Bye-laws, the Board shall consist of eight (8) Directors and thereafter shall consist of such number of Directors as the Board may from time to time determine.

37.	TERM OF OFFICE OF DIRECTORS

The Directors shall hold office for a term expiring at the next general meeting or until his or her successor shall be elected, subject however, to prior death, resignation, retirement, disqualification or removal from office in accordance with these Bye-laws.

38.	ALTERNATE DIRECTORS

38.1.	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

38.2.	Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary.

38.3.

Any person elected or appointed pursuant to this Bye-law shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative; provided that such person shall not be counted more than once in determining whether or not a quorum is present.

Viking Holdings Ltd

38.4.

An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

An Alternate Director’s office shall terminate

(a)	in the case of an alternate elected or appointed by the Members or the Board:

(i)

on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to the Director for whom he or she was elected or appointed to act, would result in the termination of that Director’s directorship; or

(ii)

if the Director for whom he or she was elected or appointed in the alternative ceases for any reason to be a Director; provided that the alternate whose office terminates in these circumstances may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy; and

(b)	in the case of an alternate appointed by a Director:

(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his or her appointor, would result in the termination of the appointor’s directorship; or

(ii)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(iii)	if the Alternate Director’s appointor ceases for any reason to be a Director.

39.	REMOVAL OF DIRECTORS

39.1.

Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws; provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than fourteen (14) days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

39.2.

If a Director is removed from the Board under this Bye-law, the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

Viking Holdings Ltd

40.	VACANCY IN THE OFFICE OF DIRECTOR

40.1.	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his or her creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his or her office by notice to the Company.

40.2.

The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed.

41.	REMUNERATION OF DIRECTORS

41.1.

The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them (or, in the case of a director that is a corporation, by their representative or representatives) in attending and returning from Board meetings, meetings of any committee appointed by the Board or general meetings, or in connection with the business of the Company or their duties as Directors generally.

41.2.

A Director may hold any other office under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.

41.3.

The Board may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, will be in addition to his remuneration as a Director.

42.	DEFECT IN APPOINTMENT

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he or she was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

Viking Holdings Ltd

43.	DIRECTORS TO MANAGE BUSINESS

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

44.	POWERS OF THE BOARD OF DIRECTORS

44.1.	The Board may:

(a)	appoint, suspend, or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)

exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)

appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)

delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors; provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

Viking Holdings Ltd

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

45.	REGISTER OF DIRECTORS AND OFFICERS

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

46.	APPOINTMENT OF OFFICERS

The Members in general meeting shall appoint a chairperson of the Company who shall, if present, chair all general and Board meetings of the Company. The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

47.	APPOINTMENT OF SECRETARY

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

48.	DUTIES OF OFFICERS

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

49.	REMUNERATION OF OFFICERS

The Officers shall receive such remuneration as the Board may determine.

50.	CONFLICTS OF INTEREST

50.1.

Any Director, or any Director’s Affiliates, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s Affiliates to act as Auditor to the Company.

50.2.

A Director who is directly or indirectly interested in a contract or transaction or proposed contract or transaction with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

Viking Holdings Ltd

50.3.	An Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a)	vote in respect of such contract or proposed contract or transaction; or

(b)	be counted in the quorum for the meeting at which the contract or transaction or proposed contract or transaction is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

51.	INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

51.1.	To the fullest extent permitted by the Act, a Director shall not be liable to the Company or its Members for breach of fiduciary duty as a Director.

51.2.

No indemnified party (as defined below) shall be liable or otherwise answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, except to the extent that it shall have been finally determined by a court of competent jurisdiction that such indemnified party engaged in fraud or dishonesty in connection therewith.

51.3.

Without limiting Bye-law 51.1, each of the Directors, Resident Representative, Chairperson, Chief Executive Officer, Secretary and other Officers, and each person appointed to any committee by the Board, and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any Subsidiary thereof (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against any and all judgments, fines, penalties, excise taxes, amounts paid in settlement, and all direct and indirect costs and expenses (including, without limitation, attorneys’ fees and disbursements, experts’ fees, court costs, retainers, appeal bond premiums, arbitration costs, arbitrators’ fees, transcript fees and duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) (“Losses”) actually and reasonably incurred by or on behalf of such indemnified party in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such indemnified party is or is threatened to be made a party, arising out of, relating to, or resulting from the fact that the indemnified party is or was a Director, Officer, employee, agent or fiduciary of the Company, or is or was a Director, Officer, employee, agent or fiduciary serving at the request of the Company as a director, officer, employee, manager, member, partner, tax matters partner or partnership representative, trustee, agent or fiduciary, or similar capacity, of any Subsidiary of the Company or another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise, or by reason of any act or omission by

Viking Holdings Ltd

the indemnified party in any such capacity; provided, that the Company shall have no obligation hereunder to indemnify or hold harmless any indemnified party for any Losses to the extent such Losses (i) arise directly out of the fraud or dishonesty of such indemnified party or (ii) are incurred in connection with any action, suit or proceeding initiated by such indemnified party, except to the extent that the indemnified party’s initiation of such action, suit or proceeding has been authorized by the Board or is brought to enforce such indemnified party’s rights to indemnification or advancement of expenses hereunder.

51.4.

Any indemnification under this Bye-law 51 (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the indemnified party is proper in the circumstances because such indemnified party has not engaged in fraud or dishonesty in connection with the indemnifiable event. Such determination shall be made, with respect to any indemnified party who is a Director or Officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to the action, suit or proceeding for which indemnification of Losses is sought, even though less than a quorum, or (ii) by a committee comprised of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (iv) by the shareholders. Such determination shall be made, with respect to all indemnified parties who are not Directors and Officers at the time of such determination, by any person or persons having the authority to act on the matter on behalf of the Company.

51.5.

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company or in serving at the request of the Company as a director, officer, employee, manager, member, partner, tax matters partner or partnership representative, trustee, agent, fiduciary, or similar capacity of any Subsidiary thereof or for any other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise; provided, that such waiver shall not extend to any matter in respect of which such Director or Officer shall have been finally determined by a court of competent jurisdiction to have engaged in fraud or dishonesty in relation to the in the performance of his or her duties with or for the Company (or in serving at the request of the Company for any Subsidiary of the Company or other entity referenced above).

51.6.

The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him or her under the Act or any other rule of law in his or her capacity as a Director or Officer or for funding amounts payable to such Director or Officer as indemnification hereunder in respect of any Losses incurred by such Director or Officer for which such Director or Officer may be entitled to indemnification hereunder.

51.7.

If requested in writing, the Company shall advance moneys to any indemnified party for all direct and indirect costs, charges and expenses incurred by such indemnified party in connection with any matter for which such indemnified party may be entitled to indemnity hereunder, on the condition such indemnified party shall repay the advance if it shall be ultimately determined that such indemnified party is not entitled to indemnification hereunder or if any allegation of fraud or dishonesty in relation to the Company is proved against him.

Viking Holdings Ltd

51.8.

The rights to indemnification and to the advancement of expenses conferred in this Bye-law 51 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, from or through the Company, by agreement or otherwise.

51.9.

No indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto.

MEETINGS OF THE BOARD OF DIRECTORS

52.	BOARD MEETINGS

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to these Bye-laws, a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the event of an equality of votes for any resolution or matter put to a meeting of the Board, the chairperson shall have a second or casting vote in order to achieve a majority of votes.

53.	NOTICE OF BOARD MEETINGS

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a meeting of the Board must be provided at least two (2) business days in advance of such meeting unless the Directors unanimously agree to waive notice of such meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

54.	ELECTRONIC PARTICIPATION IN MEETINGS

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

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55.	REPRESENTATION OF CORPORATE DIRECTOR

55.1.

A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any Board meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

55.2.

Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.

56.	QUORUM AT BOARD MEETINGS

Subject to Bye-law 57 and except as otherwise required by the Act or other applicable law, the presence of at least a majority of the entire Board is required for a quorum of the Board.

57.	BOARD TO CONTINUE IN THE EVENT OF VACANCY

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; (ii) filling one or more vacancies on the Board; or (iii) preserving the assets of the Company.

58.	CHAIRPERSON TO PRESIDE

Unless otherwise agreed by a majority of the Directors attending a Board meeting, the chairperson of the Company, if there be one who is present, and if not, the president of the Company, if there be one who is present, shall act as chairperson at such Board meeting. In their absence a chairperson of the meeting shall be appointed or elected by the Directors present at the meeting.

59.	WRITTEN RESOLUTIONS

A resolution signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director. For the purposes of this Bye-law only, “the Directors” shall not include an Alternate Director.

60.	VALIDITY OF PRIOR ACTS OF THE BOARD

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

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CORPORATE RECORDS

61.	MINUTES

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, and meetings of committees appointed by the Board.

62.	PLACE WHERE CORPORATE RECORDS KEPT

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

63.	FORM AND USE OF SEAL

63.1.	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

63.2.

A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

63.3.	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

64.	RECORDS OF ACCOUNT

64.1.	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

64.2.

Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

Viking Holdings Ltd

64.3.	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

65.	FINANCIAL YEAR END

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

66.	ANNUAL AUDIT

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

67.	APPOINTMENT OF AUDITOR

67.1.	Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

67.2.	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

68.	REMUNERATION OF AUDITOR

68.1.	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.

68.2.	The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

69.	DUTIES OF AUDITOR

69.1.

The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

69.2.

The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

70.	ACCESS TO RECORDS

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

Viking Holdings Ltd

71.	FINANCIAL STATEMENTS AND THE AUDITOR’S REPORT

71.1.	Subject to the following Bye-law, the financial statements or the auditor’s report as required by the Act shall

(a)	be laid before the Members at the annual general meeting; or

(b)	be received, accepted, adopted or approved by the Members by written resolution passed in accordance with these Bye-laws.

71.2.

If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements or auditor’s report thereon need be made available to the Members, or that no auditor shall be appointed then there shall be no obligation on the Company to do so.

72.	VACANCY IN THE OFFICE OF AUDITOR

The Board may fill any casual vacancy in the office of the auditor.

BUSINESS COMBINATIONS

73.	BUSINESS COMBINATIONS

In respect of any merger or amalgamation which the Act requires to be approved by the Members, the necessary Members’ approval shall be by a Special Majority in accordance with the Act.

VOLUNTARY WINDING-UP AND DISSOLUTION

74.	WINDING-UP

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

75.	CHANGES TO MEMORANDUM OF ASSOCIATION AND BYE-LAWS

75.1.

No alteration or amendment to the memorandum of association of the Company may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a resolution of the Members acting by Special Majority.

Viking Holdings Ltd

75.2.

Subject to Bye-law 75.3, no Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members acting by Special Majority.

75.3.

Bye-laws 35, 36, 37, 74 and 75 may not be rescinded, altered or amended and no new Bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than two-thirds (66.6%) of the Directors then in office and by a resolution of the Members including the affirmative vote of shares entitled to vote thereon representing at least three-fourths (75%) of the voting power of all shares entitled to vote.

76.	DISCONTINUANCE

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

EXCLUSIVE FORUM

77.	EXCLUSIVE FORUM

77.1.	Unless the Company consents in writing to the selection of an alternative forum, the courts of Bermuda shall be the sole and exclusive forum for:

(a)	any Action brought by or on behalf of the Company in relation to matters governed by the Act or these Bye-laws;

(b)	any Action asserting a claim of breach of any duty owed by any Director or Officer of the Company to the Company or its Members; and

(c)

any Action asserting a claim against the Company or any Director or Officer arising under the laws of Bermuda or these Bye-laws, or any dispute regarding any provision of the Bye-laws or the interpretation or application thereof.

77.2.

Each Member irrevocably agrees (i) to the exclusive jurisdiction of the Bermuda courts with respect to all of the foregoing Actions, and waives any entitlement to any defence of forum non conveniens with respect thereto, and (ii) irrevocably agrees that the Company or any of its Directors or Officers may seek an equitable remedy in the event of a breach of this Bye-law 77.2.

77.3.

Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any Action asserting claims arising under the United States Securities Act of 1933, as amended, or the United States Securities Exchange Act of 1934, as amended, to the fullest extent permitted by applicable law, shall be the United States federal district courts.